661603 B.C. LTD.
230-8211 Sea Island Way
Richmond, British Columbia
V6X 2W3

March 27, 2003

XML Global Technologies, Inc.
c/o 1818 Cornwall Avenue, Suite 9
Vancouver, BC
V6J 1C7

Dear Sirs:

Re: Xtract Technology

This will confirm our agreement concerning the purchase and sale of certain software known as Xtract and related materials and intellectual property, as follows:

        1.        On the Closing Date (as herein defined) 661603 B.C. Ltd. (the "Purchaser") will purchase from XML Global Technologies, Inc. (the "Vendor") all of the Vendor's right, title and interest in and to the computer software known commercially as Xtract Stolen Property Intelligence Software (the "Software"), including all related documentation, toolkits, development libraries and other material necessary or desirable for the purpose of developing, maintaining, supporting, marketing or otherwise offering the Software for commercial use (the Software and all such other material is collectively referred to as the "Purchased Materials") for the Purchase Price (as herein defined) on and subject to the terms set out in this letter.

        2.        The purchase price for the Purchased Materials (the "Purchase Price") is the sum of C$75,000.00 payable on Friday, April 4, 2003 or such later date on which the Conditions Precedent (as herein defined) are met to the reasonable satisfaction of the Purchaser (the "Closing Date"). Purchaser is responsible for paying any sales taxes that may be due.

        3.        The Purchaser has completed its due diligence review and is satisfied with its findings.

        4.        The Software is purchased "as is, where is".

        5.        In order to induce the Purchaser to pay the Purchase Price and otherwise to complete the transactions hereby contemplated, the Vendor warrants and represents to the Purchaser that:

                a.        The Vendor is a company duly incorporated and validly existing under the laws of Colorado and has the power and capacity to enter into this agreement and complete the transactions hereby contemplated;

                b.        The Vendor is the sole and absolute owner of the Purchased Materials and all persons who have contributed to the development of the Purchased Materials have assigned all of the rights they might otherwise have in the Purchased Materials to the Vendor;

                c.        This agreement and the transactions hereby contemplated have been duly authorized by all necessary corporate proceedings;

                d.        The Purchased Materials are as described in Schedule "A" hereto;

                e.        No person, firm or corporation has any rights to use, develop, market, support or otherwise make use of the Purchased Materials other than the City Vancouver Police Department in accordance with those agreements attached hereto as Schedule "B";

                f.        All software used in the development, modification or use of the Software has been legally and validly licensed or purchased by the Vendor and will be assigned or transferred, as the case may be, to the Purchaser on the Closing Date;

                g.        No part of the Purchased Materials infringes upon any copyright or other intellectual property right of any person;

                h.        Neither the execution nor delivery of this agreement or the completion of the transactions hereby contemplated will breach, or cause the breach, of any of the constating documents of the Vendor or of any agreement to which it is a party or by which it is bound.

        6.        The obligation of the Purchaser to complete the purchase of the Purchase Materials is subject to the following conditions (collectively the "Conditions Precedent"):

                a.        the Vendor shall have entered into agreements with the Vancouver Police Department for the licence and support of the Software (including, if required by the Vancouver Police Department, an agreement relating to the escrow of the source code for the Software) and the Purchaser shall be satisfied with the terms of such agreements;

                b.        the Vendor shall have granted to the Purchaser a non-exclusive, transferable, perpetual licence for the use of the embedded and patented transformation tool known as Go-XML Transform so that the Purchaser may use such tool for the development, support and on-going maintenance of the Software, but not for any purpose outside of the scope of the functionality for which the Software has been designed.

                c.        the Vendor shall have permitted such of its employees or former employees to be employed by the Purchaser or such other firm designated by the Purchaser, either as employees or contractors, to continue with the development, support, marketing or other use of the Purchased Materials, as the Purchaser may require

                d.        the Vendor shall have delivered to the Purchaser or its agent a full and complete copy of the Purchased Materials; and

                e.        The Vancouver Police Department shall have confirmed, to the reasonable satisfaction of the Purchaser, that neither it, nor any governmental agency or authority that it may represent, claims any ownership or other rights in or to the Software other than as may be contained in those agreements set out in Schedule "B".

        7.        If the Conditions Precedent are not satisfied to the reasonable satisfaction of the Purchaser by the close of business on April 4, 2003, the Purchaser may, at its option, terminate this agreement without notice and the parties shall thereafter have no further obligation to each other arising out of this agreement.

        8.        This agreement will be governed by and interpreted in accordance with the laws of the Province of British Columbia.

        9.        Time shall be of the essence hereof.

        10.        This agreement will be binding upon and enure to the benefit of the parties hereto, their successors and permitted assigns.

        11.        Any dispute arising out of this agreement shall be referred to a single arbitrator appointed and acting under the (British Columbia) Commercial Arbitration Act.

Please confirm that the foregoing accurately sets out our agreement by signing the enclosed copy of this letter, without alteration or amendment, and returning that copy to us not later than the close of business on April 2, 2003.

Yours truly,

661603 B.C. LTD.
Per:

_________________________
Authorized Signatory

Confirmed and agreed this ____ day of March 2003.

XML Global Technologies, Inc.
Per:

_________________________
Authorized Signatory